Cordovano & Harvey, P.C.
                          201 Steele Street, Suite 300
                             Denver, Colorado 80206
                            Telephone: (303)329-0220
                            Facsimile: (303)316-7493





                          INDEPENDENT AUDITORS' CONSENT



U.S. Securities and Exchange Commission Washington, D.C.


We refer to the Form SB-2 Registration Statement of Big Cat Mining Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated October 20, 2002 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report and the reference to us under the heading "Independent Public Accountants" as part of the aforementioned Registration Statement.




/s/Cordovano & Harvey, P.C.
---------------------------
Cordovano & Harvey, P.C.
Denver, Colorado
May 14, 2003